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                                                                    Exhibit 21.1

                               eDiets.com, Inc.

                        SUBSIDIARIES OF THE REGISTRANT
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                NAME                                      JURISDICTION
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             eDiets, Inc.                                    Delaware

         eDiets, B.V.I., Inc.                             British Virgin
                                                              Islands
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